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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K
                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report......September 5, 1997

                   National Bancorp of Alaska, Inc.
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      (Exact name of registrant as specified in its charter)

          Delaware                  0-10769          92-0087646
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   (State or other jurisdiction    (Commission      (IRS Employer
    of incorporation)               File Number)    Identification No.)

   Northern Lights Boulevard and C Street, Anchorage, AK  99503
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   (Address of principal executive offices)              (Zip Code)

                  (907) 276-1132
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    (Registrant's telephone number, including area code

























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Item 5. Other Events
        Press Release

NEWS

NATIONAL BANK OF ALASKA
P. O. Box 100600, Anchorage, Alaska  99510-0600  (907) 265-2771



FOR IMMEDIATE RELEASE                  CONTACT:  Elaine Junge, APR
DATE:  September 5, 1997               (907) 265-2771



                   National Bancorp of Alaska Announces
                           Stock Split Proposal

(Anchorage, AK) -- National Bancorp of Alaska intends to ask its shareholders to amend its Certificate of Incorporation to increase the authorized common stock from 10.5 million shares to 21.0 million shares, according to Ed Rasmuson, chairman of the bank's board of directors. The amendment would reclassify each issued and oustanding share of old common stock into two shares of new common stock. The proposal will be presented at the bank's annual meeting in March 1998.

"The proposed stock split would reduce the per share price to a level more attractive to smaller investors," said Rasmuson. "If board and shareholder approvals are received in March, I expect the board to set the April cash dividend at a level appropriate to the new number of shares outstanding."

National Bancorp of Alaska is the holding company that owns all the shares of National Bank of Alaska. NBA is one of the highest capitalized banks in the United States. Its stock trading symbol is NBAK.
















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                              SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       NATIONAL BANCORP OF ALASKA, INC.

 September 5, 1997                     /s/Gary Dalton
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     Date                              Gary Dalton,Executive Vice
                                       President and Controller
                                       (Pricipal Accounting Officer)






































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